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                                                                EXHIBIT 4.4


                              DECLARATION OF TRUST


     This Declaration of Trust, dated as of March 11, 1997, among AMCORE Financial, Inc., a Nevada corporation, as "Sponsor," John R. Hecht, The First National Bank of Chicago and First Chicago Delaware Inc., not in their individual capacities but solely as "Trustees." The Sponsor and the Trustees hereby agree as follows:

     1. The trust created hereby (the "Trust") shall be known as AMCORE Capital Trust I in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section Section 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

     4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to execute, if necessary, an offering memorandum (the "Offering Memorandum") in preliminary and final form prepared by the Sponsor, in relation to the offering and sale of Capital Securities


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to the initial purchasers named in the Offering Memorandum and the resell of such Capital Securities (a) to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")
or (b) to institutional "accredited investors" (as defined in   Rule 501(a)
(1), (2), (3) or (7) under the Securities Act; (ii) to execute and file an application, prepared by the Sponsor, to permit the Capital Securities to be quoted on the Private Offerings, Resales and Trading through Automated Linkages System ("PORTAL"); (iii) to execute and file an application on behalf of the Trust with the Depository Trust Company; (iv) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the state securities or "Blue Sky" laws and (v) to execute on behalf of the Trust one or more purchase agreements with one or more initial purchasers relating to the offering of the Capital Securities. In the event that any filing referred to in clauses (i) through (iv) above is required by the rules and regulations of state securities or Blue Sky laws, to be executed on behalf of the Trust by the Trustees, in their capacities as Trustees of the Trust, then the Trustees are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that each of The First National Bank of Chicago and First Chicago Delaware Inc., in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of state securities or Blue Sky laws. In connection with all of the foregoing, the Sponsor and each Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints John R. Hecht, Kenneth Edge and Greg Sprawka each of them, as his or its, as the case may be, true and lawful attorneys-in-fact and agents, with full power of substitution, for the Sponsor or in the Sponsor's name, place and stead, in any and all capacities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

     5. This Declaration of Trust may be executed in one or more counterparts.

     6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to



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time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. A Trustee may resign upon 30 days' prior notice to the Sponsor.

     7. First Chicago Delaware Inc., in its capacity as Trustee, shall not have the powers or the duties of the Trustees set forth herein (except as may be required under the Business Trust Act) and shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

     8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).




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     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be executed as of the day and year first above written.
                                      .
                                      AMCORE FINANCIAL, INC.,
                                          as Sponsor


                                      By: /s/ John R. Hecht
                                         ------------------------------------
                                      Name: John R. Hecht
                                      Title: Senior Vice President and
                                             Chief Financial Officer

                                      John R. Hecht, not in his individual
                                          capacity but solely as Trustee

                                          /s/ John R. Hecht
                                          -----------------------------------

                                      THE FIRST NATIONAL BANK OF
                                           CHICAGO, not in its individual
                                           capacity but solely as Trustee


                                      By: /s/ Richard D. Manella
                                         ------------------------------------
                                         Name: Richard D. Manella
                                         Title: Vice President


                                      FIRST CHICAGO DELAWARE INC.,
                                          not in its individual capacity but
                                          solely as Trustee


                                      By: /s/ Steven M. Miller
                                         ------------------------------------
                                      Name: Steven M. Miller
                                      Title: Vice President


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